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Huntsman International LLC                                          Exhibit 12.1
Ratio of Earnings to Fixed Charges




                                                               Huntsman International
                                                   Three Months                                       Huntsman Specialty
                                                      Ended            Year        Six Months       Six Months      Year
                                                    March 31,          Ended          Ended            Ended         Ended
                                                 -----------------   December 31,   December 31,      June 30,    December 31,
                                                  2001       2000       2000           1999            1999          1998
                                                 ------    -------      -----         -----            -----         -----
Fixed Charges:                                                            (dollars in millions)
 Interest Expense (includes amortization of
   deferred financing costs).................   $  60         54        $ 222         $ 104           $  18         $  40
 Interest portion of rent expense............       2          2            7             5              -             -
                                                --------------------------------------------------------------------------------
Total Fixed Charges..........................   $  62         56        $ 229         $ 109           $  18         $  40
                                                ================================================================================
Earnings:
 Income (loss) from operations operation
  before taxes...............................   $  13         41        $ 184         $ 100           $  35         $  15

Fixed Charges:                                     62         56          229           109              18            40
Less:
 Minority interest in pre-tax income of
  subsidiaries...............................       1          1            3             1              -             -
                                                --------------------------------------------------------------------------------
Total Earnings...............................   $  74         96        $ 410         $ 208           $  53         $  55
                                                ================================================================================
 Ratio of Earnings to Fixed Charges..........     1.7x       1.2x         1.8x          1.9x            2.9x          1.4x
 Deficiency of Earnings to Fixed Charges.....

                                                  Huntsman Specialty            Predecessor
                                                     Ten Months          Two Months
                                                        Ended              Ended
                                                     December 31,        February 28,
                                                        1997                1997                1996
                                                       -----               -----               -----
                                                                 (dollars in millions)
Fixed Charges:
 Interest Expense (includes amortization of
  deferred financing costs)....................           $  35              $ -                $  -

 Interest portion of rent expense..............              -                                     11
                                                  ---------------------------------------------------------------
Total Fixed Charges............................           $  35              $  0               $  11
                                                  ===============================================================
Earnings:
 Income (loss) from operations operation before
  taxes........................................           $   5              $ (6)              $  19

Fixed Charges:.................................              35                 0                  11
Less:
 Minority interest in pre-tax income
  of subsidiaries..............................              -                 -                   -
                                                  ---------------------------------------------------------------
Total Earnings.................................           $  40              $ (6)              $  30
                                                  ===============================================================
 Ratio of Earnings to Fixed Charges............             1.1x               -                  2.7x
 Deficiency of Earnings to Fixed Charges.......                              $  6


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